UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

DivX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33029	33-0921758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective as of November 30, 2007, DivX, Inc. (the “Company”) implemented a Change in Control Severance Benefit Plan covering certain eligible employees of the Company. Under the plan, the following executive officers will be eligible to receive the benefits described below following a covered termination involving a change in control:

Executive Officer	Cash Payments		Extended Health Plan	Vesting	Tax Gross-
	Salary[1]	Bonus[2]	Benefits[3]	Acceleration[4]	Up5
Kevin Hell Chief Executive Officer	24 months	200%	12 months	100%	100%
Dan Halvorson Executive Vice President and Chief Financial Officer	24 months	200%	12 months	100%	100%
David J. Richter Executive Vice President, Corporate Development and Legal	24 months	200%	12 months	100%	100%
Chris Russell Chief Technology Officer	24 months	200%	12 months	100%	100%

1.	The plan provides for a lump-sum cash payment equal to the number of months of the participant’s monthly base salary specified above.

2.	The plan provides for a lump-sum cash payment equal to the specified percentage of the participant’s annual target bonus.

3.	The plan provides for the payment of medical, dental and vision plan premiums following a covered termination for the number of months specified above.

4.	All unvested stock awards will vest (and all repurchase rights will lapse), whether the awards are subject to time-based vesting or performance-based vesting.

5.	The plan provides that if any payments resulting from a change in control would constitute a parachute payment and be subject to excise tax imposed by the Internal Revenue Code, such participant would receive an additional gross-up payment equal to the amount of such excise tax.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Change in Control Severance Benefit Plan

2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVX, INC.

Dated: December 6, 2007	By:	/s/ Dan Halvorson
	Name:	Dan Halvorson
	Title:	Executive Vice President and Chief Financial Officer

3.

INDEX TO EXHIBITS

Number	Description

99.1	Change in Control Severance Benefit Plan